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                                                                    EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT is entered into as of January 12, 1999, by and between PETER DESNOES (the "Executive") and iBEAM BROADCASTING CORPORATION, a Delaware corporation (the "Company").

     1.   Duties and Scope of Employment.

          (a) Position. For the term of his employment under this Agreement ("Employment"), the Company agrees to employ the Executive in the position of Chief Executive Officer. The Executive shall report to the Company's Board of Directors (the "Board").

          (b) Obligations to the Company. During the term of his Employment, the Executive shall devote his full business efforts and time to the Company. During the term of his Employment, without the prior written approval of the Company's Board of Directors, the Executive shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor or partner of any other person or entity or as a shareholder owning more than five percent of the stock of any other corporation, except as disclosed in writing to the Company on the date hereof. However, it is understood that the Executive will continue to serve in a non-executive capacity as a managing member of Westwind Communications, LLC. The Executive shall comply with the Company's policies and rules, as they may be in effect from time to time during the term of his Employment.

          (c) No Conflicting Obligations. The Executive represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Executive represents and warrants that he will not use or disclose to the Company, in connection with his Employment by the Company, any trade secrets or other proprietary information or intellectual property in which the Executive or any other person has any right, title or interest which he is not authorized to disclose. The Executive represents and warrants that his Employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person, pursuant to any offer letter, employment agreement, severance agreement, confidentiality agreement or proprietary information and inventions agreement or similar contract binding on the Executive.

          (d) Commencement Date. The Executive shall commence part-time Employment on January 12, 1999 and full-time employment on March 1, 1999.

     2.   Cash and Incentive Compensation.

          (a) Salary. The Company shall pay the Executive as compensation for his services a base salary at a gross annual rate of not less than $300,000. Such salary shall be payable in accordance with the Company's standard payroll procedures. (The annual compensation specified in this Subsection (a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Compensation").
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          (b)  Incentive Bonuses. The Executive shall be eligible for an annual incentive bonus equal to $200,000 ("Bonus"). Such Bonus for 1999 (if any) shall be awarded based on the Executive's completion of the following milestones: (i) a bonus of $100,000 shall be paid to the Executive as soon as practicable following the closing of a capital-raising financing for the Company (subsequent to the Series C round of financing) in an amount equal to at least $20,000,000; and (ii) a bonus of $25,000 shall be paid to the Executive at the close of each of four fiscal quarters, beginning March 31, 1999, upon the achievement of objective or subjective criteria to be agreed upon in advance with the Board. In subsequent years, during his Employment, the Bonus shall be payable quarterly, based on achievement of criteria to be agreed upon in advance with the Board. The determinations of the Board with respect to such Bonus shall be final and binding.

          (c) Relocation. The Company shall pay for a reasonable number of round trips for the Executive and the Executive's spouse to travel between Wisconsin and the Bay Area to facilitate the Executive's search for a home and a reasonable number of round trips for the Executive to visit his family in Wisconsin until the Executive's family moves to the Bay Area. The Company shall pay for temporary housing and living expenses in the Bay Area until the earlier of September 1, 1999 or the date the Executive occupies a home in the Bay Area. The Company shall also reimburse the Executive for the closing costs and 50% of the real estate agent fees incurred in the sale of the Executive's home is Wisconsin, with such reimbursement to not exceed $100,000. The Company shall reimburse the reasonable expenses, estimated at $20,000, that the Executive incurs in moving himself, his family and his household from Wisconsin to the Bay Area.

          (d) Stock Options. Subject to the approval of the Board, the Company shall grant the Executive an incentive stock option ("Option") covering 480,000 shares of the Company's Common Stock. The exercise price of such Option shall be equal to the fair market value of such stock on the later of (i) the date of grant or (ii) the first day of the Executive's Employment. The current fair market value per share of Common Stock is $0.165. The term of such Option shall be 10 years, subject to the earlier expiration in the event of the termination of the Executive's Employment. Such Option shall be immediately exercisable, but the purchased shares shall be subject to repurchase by the Company at the exercise price in the event that the Executive's Employment terminates before he vests in the shares. The Executive shall vest in 25% of the Option shares after the first 12 months of continuous service and shall vest in the remaining Option shares in equal monthly installments over the next three years of continuous service. Subject to Subsections 7(a) and 7(b)(ii) below, the grant of such Option shall be subject to the other terms and conditions set forth in the Company's 1998 Stock Plan and in the Company's standard form of stock option agreement.

          (e) Series C Stock. The Executive shall have the right to purchase up to 80,000 shares of the Company's Series C Preferred Stock at a purchase price per share equal to the price to be paid by the other Series C investors. These shares shall be purchased on terms substantially similar to the terms applicable to the other investors in the Series C financing and these shares shall be fully vested.

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     3.   Vacation and Employee Benefits. During the term of his Employment, the
Executive shall be eligible for paid vacation sin accordance with the Company's standard policy for similarly situated employees, as it may be amended from time to time. During the term of his Employment, the Executive shall be eligible to participate in any employee benefit plans maintained by the Company for similarly situated employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

     4. Business Expenses. During the term of his Employment, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

     5.   Term of Employment.

          (a) Basic Rule. The Company agrees to continue the Executive's Employment, and the Executive agrees to remain in Employment with the Company, from the commencement date set forth in Section 1(d) until the date when the Executive's Employment terminates pursuant to Subsection (b) below. The Executive's Employment with the Company shall be "at will." Any contrary representations which may have been made to the Executive shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Executive and the Company on the "at will" nature of the Executive's Employment. Although the Executive's job duties, title, compensation and benefits, as well as the Company's personnel policies and procedures, may change from time to time, the "at will" nature of the Executive's Employment may only be changed in an express written agreement signed by the Executive and a duly authorized officer of the Company.

          (b) Termination. The Company may terminate the Executive's Employment and the Executive may terminate his Employment for any reason by giving each other 14 days' advance notice in writing. The Executive's Employment shall terminate automatically in the event of his death.

          (c) Rights Upon Termination. Except as expressly provided in Section 6 or 7, upon the termination of the Executive's Employment pursuant to this
Section 5, the Executive shall only be entitled to the compensation, benefits and reimbursements described in Sections 2, 3 and 4 for the period preceding the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Executive.

          (d) Termination of Agreement. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied. The termination of this Agreement shall not limit or otherwise affect any of the Executive's obligations under Section 8.

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     6.   Termination of Benefits.

          (a) General Release. Any other provision of this Agreement notwithstanding, Subsection (b) below shall not apply unless the Executive (i) has executed a general release (in a form prescribed by the Company) of all known and unknown claims that he may then have against the Company or persons affiliated with the Company and (ii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims. The general release shall also provide for a non-defamation provision that precludes the Executive and the Company from defaming each other.

          (b) Severance Benefits. If, during the term of this Agreement, the Employee experiences an Involuntary Termination (as defined in Subsection 6(c)), then the Executive shall receive twelve (12) months of Base Compensation that will be paid in accordance with the Company's standard payroll procedure over a twelve-month period, and the Company shall pay the Executive's monthly premium under COBRA (if the Executive elects COBRA) until the earliest of (a) the date that is twelve (12) months following the Involuntary Termination, (b) the expiration of the Executive's continuation of coverage under COBRA or (c) the date when the Executive receives health insurance coverage in connection with new employment or self-employment; provided that if the Executive receives severance benefits under Section 7, he shall not b eligible to receive benefits under this Subsection 6(b).

          (c) Definition of "Involuntary Termination." For all purposes under this Agreement, "Involuntary Termination" shall mean the termination of the service of the Executive which occurs by reason of:

               (i) Such Executive's involuntary dismissal or discharge by the Company for reasons other than Cause, or

               (ii) Such Executive's voluntary resignation following (A) a change in his position with the Company which materially reduces his level of responsibility, (B) a reduction in his level of compensation, including base salary and participation in corporate-performance based bonus or incentive programs (except for across-the-board reductions in the compensation of officers) or (C) a relocation of such Executive's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without the Executive's consent.

          (d) Definition of "Clause." For all purposes under this Agreement, "Cause" shall mean:

               (i) Unauthorized use or disclosure of the confidential information or trade secrets of the Company;

               (ii) Any material breach of this Agreement, the Proprietary Information and Inventions Agreement between the Executive and the Company, or any other agreement between the Executive and the Company;

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               (iii)  Conviction of, or plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

               (iv) Misappropriation of the assets of the Company or other acts of dishonesty, which have a material adverse effect on the Company or its assets;

               (v) Willful misconduct or gross negligence in the performance of duties assigned to the Executive under this Agreement;

               (vi) Failure to perform reasonable duties assigned to the Executive under this Agreement for a period of 30 continuous days following the receipt of written notice of such failure to perform from the Board; or

               (vii) Failure to comply with the Company's policies or rules, as they may be in effect from time to time during the term of the Executive's Employment for a period of 30 continuous days following the receipt of written notice of such failure to comply from the Board.

The foregoing shall not be deemed an exclusive list of all acts or omissions that the Company may consider as grounds for the termination of the Executive's Employment.

     7.   Change in Control.

     In the event of a Change in Control (as defined in the Company's 1998 Stock
Plan), the Executive shall agree to continue service with the Company and/or its successor corporation for a period not exceeding six (6) months if such service is requested by the Company and/or its successor corporation ("Transition Period"). The Transition Period may be longer than six (6) months, upon the mutual agreement of the Executive and the Company. During the Transition Period, the Executive shall be paid his Base Compensation plus an amount equal to a pro rata portion of his target bonus for the year in which the Change in Control occurs. In addition, the Executive shall continue to vest in the Option shares during the Transition Period. Upon the Executive's completion of the Transition Period or in the event that the Company and/or its successor corporation does not request the Executive to continue service during a Transition Period, then the Executive shall receive a lump sum amount equal to six (6) months of Base Compensation plus an amount equal to a pro rata portion of his target bonus for the year in which the Change in Control occurs, and the Executive shall become vested in an additional number of unvested Option shares, as if he performed an additional six (6) months of service. This vesting acceleration provision shall become effective six (6) months from the date of Option grant. In the event that the Executive declines the Company's and/or its successor corporation's request to continue service with the Company, then the Executive shall not be eligible to receive any benefits under Subsection 6(b) or this Subsection 7; provided, however, if the Executive's refusal to continue service constitutes an Involuntary Termination, then the Executive shall be eligible to receive the benefits described in Subsection 6(b).

     8.   Non-Solicitation and Non-Disclosure.

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          (a)  Non-Solicitation. During the period commencing on the date of this Agreement and continuing until the first anniversary of the date when the Executive's Employment terminated for any reason, the Executive shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the Executive's own behalf or on behalf of any other person or entity) either (i) the employment of any employee of the Company or any of the Company's affiliates or (ii) the business of any customer of the Company or any of the Company's affiliates with whom the Executive had contact during his Employment.

          (b) Non-Disclosure. The Executive has entered into a Proprietary Information and Inventions Agreement with the Company, which is incorporated herein by reference.

     9.   Successors.

          (a) Company's Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

          (b) Executive's Successor. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     10.  Miscellaneous Provisions.

          (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

          (b) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (c) Whole Agreement. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the Proprietary Information and Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof.

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          (d)  Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

          (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (except their provisions governing the choice of law).

          (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (g) No Assignment. This Agreement and all rights and obligations of the Executive hereunder are personal to the Executive and may not be transferred or assigned by the Executive at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

          (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                   /s/ Peter Desnoes
                                   ---------------------------------
                                   Peter Desnoes


                                   iBEAM BROADCASTING CORPORATION


                                   By: /s/ [illegible]
                                      ------------------------------

                                   Title: President
                                         ---------------------------





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